Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement No. 333-200836 on Form S-8 of Marina Biotech, Inc. of our report dated March 30, 2016 with respect to the consolidated financial statements, which appear in this Annual Report on Form 10-K of Marina Biotech, Inc. for the year ended December 31, 2015.

/s/ Wolf & Company, P.C.

Wolf & Company, P.C.

Boston, Massachusetts

March 30, 2016